EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-8 of our report dated December 30, 1998, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida
June 14, 1999